                                                                    EXHIBIT 10.5

                    * * * * * * * * * * * * * * * * * * * *

                                     Lease

                                VALLEY CENTRE I

                    * * * * * * * * * * * * * * * * * * * *

                                    Between

                         NUMERICAL TECHNOLOGIES, INC.

                                   (Tenant)

                                      and

                        CARRAMERICA REALTY CORPORATION

                                  (Landlord)

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

1.   LEASE AGREEMENT                                                        3
A.   Commencement Date                                                      3
B.   Termination Date                                                       3
C.   Early Occupancy                                                        3

2.   RENT                                                                   3
A.   Types of Rent                                                          3
B.   Payment of Operating Cost Share Rent and Tax Share Rent                3
C.   Definitions                                                            5
D.   Computation of Base Rent and Rent Adjustments                          8

3.   CONDITION OF PREMISES AND POSSESSION                                   9
A.   Condition of Premises                                                  9
B.   Tenant's Possession                                                    9

4.   SERVICES AND UTILITIES                                                 9

5.   ALTERATIONS                                                            10
A.   Landlord's Consent and Conditions                                      10
B.   Damage to Systems                                                      11
C.   No Liens.                                                              11
D.   Ownership of Improvements                                              12
E.   Removal Upon Termination                                               12

6.   USE OF PREMISES                                                        12
A.   Limitation on Use                                                      12
B.   Signs                                                                  12
C.   Parking                                                                13
D.   Prohibition Against Use of Roof and Structure of Building              13

7.   GOVERNMENTAL REQUIREMENTS AND BUILDING RULES                           13

8.   REPAIR AND MAINTENANCE                                                 14
A.   Landlord's Obligations                                                 14
B.   Tenant's Obligations                                                   15

9.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE                           15
A.   Waiver of Claims                                                       15
B.   Indemnification                                                        16
C.   Tenant's Insurance                                                     16
D.   Insurance Certificates                                                 17
E.   Landlord's Insurance                                                   17

                                      (i)

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                          Page
                                                                          ----

10.  FIRE AND OTHER CASUALTY                                                18
A.   Termination                                                            18
B.   Restoration                                                            18

11.  EMINENT DOMAIN                                                         18

12.  RIGHTS RESERVED TO LANDLORD                                            19
A.   Name                                                                   19
B.   Signs                                                                  19
C.   Window Treatments                                                      19
D.   Keys                                                                   19
E.   Access                                                                 19
F.   Preparation for Reoccupancy                                            19
G.   Heavy Articles                                                         19
H.   Show Premises                                                          19
I.   Relocation of Tenant                                                   20
J.   Use of Lockbox                                                         20
K.   Repairs and Alterations                                                20
L.   Landlord's Agents                                                      20
M.   Building Services                                                      20
N.   Use of Roof                                                            20
O.   Other Actions                                                          20

13.  TENANT'S DEFAULT                                                       21
A.   Rent Default                                                           21
B.   Assignment/Sublease or Hazardous Substances Default                    21
C.   Other Performance Default                                              21
D.   Credit Default                                                         21
E.   Abandonment Default                                                    21

14.  LANDLORD REMEDIES                                                      21
A.   Termination of Lease or Possession                                     21
B.   Possession Termination Damages                                         21
C.   Lease Termination Damages                                              22
D.   Landlord's Remedies Cumulative                                         23
E.   WAIVER OF TRIAL BY JURY                                                23
F.   Litigation Costs                                                       23

15.  SURRENDER                                                              23

16.  HOLDOVER                                                               24

17.  SUBORDINATION TO GROUND LEASES AND MORTGAGES                           24

                                     (ii)

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                          Page
                                                                          ----

A.   Subordination                                                          24
B.   Termination of Ground Lease or Foreclosure of Mortgage                 25
C.   Security Deposit                                                       25
D.   Notice and Right to Cure                                               25
E.   Definitions                                                            25

18.  ASSIGNMENT AND SUBLEASE                                                25
A.   In General                                                             25
B.   Landlord's Consent                                                     26
C.   Procedure                                                              26
D.   Change of Management or Ownership                                      27
E.   Excess Payments                                                        27
F.   Recapture                                                              27

19.  CONVEYANCE BY LANDLORD                                                 27

20.  ESTOPPEL CERTIFICATE                                                   27

21.  LEASE DEPOSIT                                                          27

22.  FORCE MAJEURE                                                          29

23.  TENANT'S PERSONAL PROPERTY AND TRADE FIXTURES                          29

24.  NOTICES                                                                29
A.   Landlord                                                               29
B.   Tenant                                                                 30

25.  QUIET POSSESSION                                                       30

26.  REAL ESTATE BROKER                                                     30

27.  MISCELLANEOUS                                                          30
A.   Successors and Assigns                                                 30
B.   Date Payments Are Due                                                  30
C.   Meaning of "Landlord," "Re-Entry," "including" and "Affiliate"         30
D.   Time of the Essence                                                    31
E.   No Option                                                              31
F.   Severability                                                           31
G.   Governing Law                                                          31
H.   Lease Modification                                                     31
I.   No Oral Modification                                                   31
J.   Landlord's Right to Cure                                               31

                                     (iii)

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                          Page
                                                                          ----

K.   Captions                                                               31
L.   Authority                                                              31
M.   Landlord's Enforcement of Remedies                                     31
N.   Entire Agreement                                                       31
O.   Landlord's Title                                                       31
P.   Light and Air Rights                                                   31
Q.   Singular and Plural                                                    32
R.   No Recording by Tenant                                                 32
S.   Exclusivity                                                            32
T.   No Construction Against Drafting Party                                 32
U.   Survival                                                               32
V.   Rent Not Based on Income                                               32
W.   Building Manager and Service Providers                                 32
X.   Late Charge and Interest on Late Payments                              32
Y.   Tenant's Financial Statements                                          32
Z.   Attorneys Fees                                                         32
AA.  Consents                                                               33

28.  UNRELATED BUSINESS INCOME                                              33

29.  HAZARDOUS SUBSTANCES                                                   33
A.   Prohibition Against Hazardous Substances                               33
B.   "Hazardous Substances"                                                 33
C.   Prior Contamination.                                                   33

30.  EXCULPATION                                                            34

31.  OPTION TO EXTEND.                                                      34

                                     (iv)

                                     LEASE

     THIS LEASE (the "Lease") is made as of June 15, 1999 (dated for reference
                      -----
purposes only) between CarrAmerica Realty Corporation, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term
      --------
"Project" means the two (2) buildings (the "Project Buildings") and other
 -------                                    -----------------
improvements commonly known as "Valley Centre I" located at 70 Plumeria Drive, San Jose, California, as more particularly described in Exhibit A. The
                                                        ---------
"Premises" means that portion of the Project Buildings described in the Schedule
 --------
and outlined on Exhibit A, attached hereto. The Project Buildings in which the Premises are located shall be collectively referred to herein as the "Building"
                                                                      --------
and the other Project Buildings shall be referred to as the "Other Buildings".
                                                             ---------------
The following schedule (the "Schedule") is an integral part of this Lease. Terms
                             --------
defined in this Schedule shall have the same meaning throughout the Lease.



                                   SCHEDULE

1.   TENANT: Numerical Technologies, Inc., a California corporation

2.   PREMISES: 70 Plumeria Drive, San Jose, California

3.   PROJECT: Valley Centre I

4.   RENTABLE SQUARE FEET OF THE PREMISES: 39,301

5. TENANT'S PROPORTIONATE SHARE: 49.25% of the Building (based upon a total of 79,791 rentable square feet in the Building) and 38.42% of the Project (based upon a total of 102,291 rentable square feet in the Project)

6. LEASE DEPOSIT: Prepaid Rent: $46,453.78, Security Deposit: $272,277.00 (of which $204,208.00 may be in the form of a letter of credit, subject to the requirements set forth in Section 21)

7.   PERMITTED USE: General Office

8.   TENANT'S REAL ESTATE BROKER FOR THIS LEASE: Cushman & Wakefield

9.   LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: None.

10. TENANT IMPROVEMENTS: Landlord shall provide the Premises on a "turn-key" basis with those certain interior tenant improvements ("Tenant Improvements") within the Premises to be constructed by Landlord, at Landlord's cost, in accordance with the terms and conditions set forth in the Tenant Improvement Agreement attached hereto as Exhibit C.
               ---------

11. COMMENCEMENT DATE: That date on which there is "Substantial Completion" of the "Tenant Improvements", subject to the terms and conditions set forth in the Tenant Improvement Agreement attached hereto as Exhibit C.
                                                                  ---------

     Landlord and Tenant shall
     execute a Commencement Date Confirmation in the form of Exhibit D, attached
                                                             ---------
     hereto, which shall set forth both the Commencement Date and the Termination Date for this Lease.

12.  TERM: Five years, with one (1) option to renew for three (3) years (see
     Section 31).

13. TERMINATION DATE: Five years after the Commencement Date, provided that if the Commencement Date is not the first day of a month, then the Termination Date shall be the date which is five (5) years after the first day of the calendar month immediately following the Commencement Date, and as may be extended pursuant to Section 31 herein.

14.  GUARANTOR: None

15.  PARKING SPACES: 156 unassigned parking spaces

16.  BASE RENT:

Period                      Annual Base Rent            Monthly Base Rent
------                      ----------------            -----------------

Months 1 - 5:               N/A                         $46,453.78
Months 6 - 17:              $722,509.56                 $60,209.13
Months 18 - 29:             $746,090.16                 $62,174.18
Months 30 - 41:             $769,670.76                 $64,139.23
Months 42 - 53:             $793,251.36                 $66,104.28
Months 54 - 60:             N/A                         $68,069.33


Exhibit A - Site Plan Of Project
Exhibit B - Rules And Regulations
Exhibit C - Tenant Improvement Agreement
Exhibit C-1 - Layout of Tenant Improvements
Exhibit D - Commencement Date Confirmation
Exhibit E - Landlord's Signage Standards

     1.   LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases
          ---------------
the Landlord to Tenant, and Tenant leases the Landlord from Landlord, for the term beginning on the commencement date and ending on the termination date unless extended or sooner terminated pursuant to this Lease.

          A.   Commencement Date. The commencement date ("Commencement Date")
               -----------------                          -----------------
for this Lease is the date set forth in the Schedule.

          B.   Termination Date. The Termination Date is that date set forth in
               ----------------
the Schedule.

          C.   Early Occupancy. During the period commencing on the date this
               ---------------
Lease is executed by both Landlord and Tenant and ending on the Commencement Date (the "Early Occupancy Period"), Tenant shall be permitted to enter the Premises for the sole purpose of installing certain trade fixtures, computer and phone systems therein, provided that Tenant's occupancy of the Premises during the Early Occupancy Period shall (i) not interfere with Landlord's construction of the Tenant Improvements, and (ii) be subject to all of the terms, covenants and conditions of this Lease (including, without limitation, Tenant's obligations under Sections 5 (regarding obtaining Landlord's prior written consent before commencing any alterations) and 9 (regarding Tenant's indemnity and insurance obligations), except that Landlord agrees, subject to the last sentence of this Section 1.C, that Tenant's obligation to pay Base Rent, Operating Cost Share Rent and Tax Share Rent (as such terms are defined in Sections 2.B(1), (2) and (3) below) during the Early Occupancy Period shall be waived. If Tenant occupies any part of the Premises during the Early Occupancy Period for purposes of doing business, then Tenant shall pay all Base Rent, Operating Cost Share Rent and Tax Share Rent at the rate for the first Lease Year as set forth in the Schedule prorated for any partial month.

     2.   RENT.
          ----

          A.   Types of Rent. Tenant shall pay the following Rent in the form
               -------------
of a check to Landlord at the following address:

                              CarrAmerica Realty Corporation
                              t/a Valley Centre I
                              P.O. Box 198291
                              Atlanta, GA 30384-8291

or by wire transfer as follows:

                              Account Name:       CarrAmerica Realty Corporation
                                                  t/a Valley Centre I
                              Bank Name:          NationsBank of Georgia
                              ABA Number:         061-000-052
                              Account Number:     3255807127
                              Notification:       Serina Arnold (CarrAmerica)
                              Telephone:          (202) 729-3852

or in such other manner as Landlord may notify Tenant:

               (1)  Base Rent in monthly installments in advance, the first
                    ---------
monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

               (2)  Operating Cost Share Rent in an amount equal to the Tenant's
                    -------------------------
Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2.B, 2.C and 2.D.

               (3)  Tax Share Rent in an amount equal to the Tenant's
                    --------------
Proportionate Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2.B, 2.C and 2.D.

               (4)  Additional Rent in the amount of all costs, expenses,
                    ---------------
liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

               (5)  Rent as used in this Lease means Base Rent, Operating Cost
                    ----
Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

          B.   Payment of Operating Cost Share Rent and Tax Share Rent.
               -------------------------------------------------------

               (1)  Payment of Estimated Operating Cost Share Rent and Tax
                    ------------------------------------------------------
Share Rent. Landlord shall estimate the Operating Costs and Taxes of the
----------
Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project, provided in no event shall the estimate be revised more than once in any calendar year. Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable. Any interest or penalties payable by Landlord as a result of Tenant's failure to timely pay such Taxes to Landlord shall be deemed Additional Rent payable by Tenant hereunder upon request by Landlord.

               (2)  Correction of Operating Cost Share Rent. Landlord shall
                    ---------------------------------------
deliver to Tenant a report for the previous fiscal year (the "Operating Cost
                                                              --------------
Report") by May 15 of each year, or as soon as reasonably possible thereafter,
------
setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

               (3)  Correction of Tax Share Rent. Landlord shall deliver to
                    ----------------------------
Tenant a report for the previous fiscal year (the "Tax Report") by May 15 of
                                                   ----------
each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due.

          C.   Definitions.
               -----------

               (1)  Included Operating Costs. "Operating Costs" means any
                    ------------------------   ----------------
expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance (including the related deductibles), repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease and a management fee in an amount equal to two percent (2%) of Base Rent. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time or to replace existing capital improvements, facilities and equipment within the Building or the common areas of the Project, such as the roof membrane and resurfacing of the parking areas, such as the roof membrane, parking and landscape areas and the utility pipes, conduits and lines which run from the street to each Building and between each of the Buildings (to the extent Landlord is responsible for the replacement or repair of such items hereunder) (collectively, "Included Capital Items"); provided, that the costs of
                           ----------------------
any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term, unless the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000) in which case it shall be expensed in the year in which it was incurred.

     If the Project contains more than one building, then Operating Costs shall include (i) all Operating Costs fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the Buildings in the Project) of all Operating Costs which relate to the Project in general and are not fairly allocable to any one building in the Project.

     If the Project is not fully occupied during any portion of any Fiscal Year (as defined in Section 2.C(6) below), Landlord may adjust (an "Equitable
                                                               ---------
Adjustment") Operating Costs to equal what would have been incurred by Landlord
----------
had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

     If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a Tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such Tenant.

               (2)  Excluded Operating Costs. Operating Costs shall not include:
                    ------------------------

                    (a)  costs of alterations of tenant premises;

                    (b) costs of capital improvements other than Included Capital Items;

                    (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

                    (d)  real estate brokers' leasing commissions;

                    (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

                    (f) any cost or expenditure for which Landlord is reimbursed (or would have been had Landlord maintained the insurance required to be maintained by Landlord hereunder), by insurance proceeds, warranties, tort claims or otherwise, except by Operating Cost Share Rent;

                    (g) the cost of any service furnished to any tenant of the Project which Landlord does not make available to Tenant;

                    (h) depreciation, amortization or expense reserves (except on any Included Capital Items as provided in Section 2.C(1));

                    (i)  franchise or income taxes imposed upon Landlord;

                    (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

                    (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2.B above;

                    (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

                    (m)  fines, penalties and interest;

                    (n) any property management fee in excess of three percent (3%) of the gross revenues for the Building; and

                    (o) any costs incurred in connection with Pre-existing Contamination (as defined in Section 29) or other contamination originating from a source either not located on the Project or which is caused or contributed by other tenants within the Project.

               (3)  Taxes. "Taxes" means any and all taxes, assessments and
                    -----   -----
charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses
      --------
paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Project pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded against the
                                                ------
Land and any installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction.

     If the Project contains more than one building, then Taxes shall include
(i) all Taxes fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the Buildings in the Project) of all Taxes which relate to the Project in general and are not fairly allocable to any one building in the Project.

     For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority shall apply during the year in which the adjustment is made. Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

               (4)  Lease Year. "Lease Year" means each consecutive twelve-month
                    ----------   ----------
period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

               (5)  Fiscal Year. "Fiscal Year" means the calendar year, except
                    -----------   -----------
that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

          D.   Computation of Base Rent and Rent Adjustments.
               ---------------------------------------------

               (1)  Prorations. If this Lease begins on a day other than the
                    ----------
first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable Fiscal Year.

               (2)  Default Interest. Any sum due from Tenant to Landlord not
                    ----------------
paid when due shall bear interest from the date due until paid at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

               (3)  Rent Adjustments. The square footage of the Premises,
                    ----------------
Building, and other Project Buildings, as set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises, Building or other Project Buildings. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

               (4)  Books and Records. Landlord shall maintain books and records
                    -----------------
reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at the then applicable local office of Landlord upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. Tenant shall use good faith, reasonable efforts and due diligence to (i) keep the results of any such inspection confidential, and (ii) include a provision in any contract with its certified public accountant for such audit which requires that the results of such audit shall be confidential (i.e., the results shall not be made available to any other tenant of the Project). Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord and Tenant shall choose an independent certified public accountant or another firm with at least five (5) years of experience in auditing the books and records of commercial office projects to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs and Taxes in the aggregate overstated the amounts thereof by more than five percent (5%) in which case, Landlord shall pay for the costs of such certification.

               (5)  Miscellaneous. So long as Tenant is in default of any
                    -------------
obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

     3.   CONDITION OF PREMISES AND POSSESSION.
          ------------------------------------

          A.   Condition of Premises. Except to the extent of the Tenant
               ---------------------
Improvements item on the Schedule, Landlord is leasing the Premises to Tenant "as is," without any representations or warranties of any kind and without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Exhibit C.
                                             ---------

          Notwithstanding the forgoing, Landlord shall pay any costs associated with the repair of the HVAC system during the sixty (60) day period immediately following the Commencement Date.

          B.   Tenant's Possession. Tenant's taking possession of any portion
               -------------------
of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including the obligation to pay Base Rent at the rate for the first Lease Year as set forth in the Schedule prorated for any partial month.

     4.   SERVICES AND UTILITIES. Tenant shall promptly pay, as the same become
          ----------------------
due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Term, including without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fees (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, water and sewer service available to the Premises as of the commencement date), and (ii) penalties for discontinued interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service (whether or not separately metered), then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, (ii) install, at Tenant's expense, a separate meter to measure the utility service supplied to the Premises, and/or (iii) in the event Landlord determines that Tenant is using a disproportionate share of the electrical capacity available for the Building or Project (i.e., electrical usage in excess of that which would typically be used for general office purposes), Landlord may at Tenant's expense install additional equipment to increase the electrical capacity for the Building or Project to offset such excess usage by Tenant. Any interruption or cessation of utilities resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.

     5.   ALTERATIONS.
          -----------

          A.   Landlord's Consent and Conditions. Tenant shall not make any
               ---------------------------------
improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent which shall not be unreasonably withheld, unless (a) the cost thereof is less than $10,000 per building per occurrence, (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises. Provided that Landlord receives all necessary information and plans from Tenant, Landlord agrees to respond to Tenant's request for Landlord's prior written consent to such alterations within ten (10) business days. However, even if Landlord's prior written consent is not required Tenant shall provide Landlord with prior written notice at least five (5) days in advance of commencing the Work so that Landlord may take appropriate actions (e.g., notify other tenants in the Project, post and record notices of nonresponsibility or other notices deemed by Landlord to be appropriate, request and review applicable insurance certificates) before the commencement of such Work. Tenant shall pay Landlord's actual out-of-pocket costs incurred for reviewing of all of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, and (b) impacts any other tenant's premises.

     Tenant shall pay for the cost of all Work, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work. Upon completion all Work shall become the property of Landlord, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5.E.

     The following requirements shall apply to all Work:

               (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

               (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

               (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").
                                                -------------------------

               (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

               (5) Tenant shall perform all Work in compliance with any "Policies, Rules and Procedures for Construction Projects" which may be in
 --------  -----     ----------     ---------------------
effect at the time the Work is performed.

               (6) Tenant shall permit Landlord to supervise and observe all Work. Landlord may charge a supervisory fee not to exceed three (3) percent (3%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

               (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation related to the Work, including any other information required under any "Policies, Rules and Procedures for Construction
                                -----------------------------------------------
Projects" which may be in effect at such time.
--------

B.   Damage to Systems. If any part of the mechanical, electrical or other
     -----------------
systems in the Premises (e.g., HVAC, life safety or automatic fire extinguisher/sprinkler system) shall be damaged during the performance of the Work, Tenant shall promptly notify Landlord, and Landlord shall repair such damage at Tenant's expense. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

          C.   No Liens. Tenant has no authority to cause or permit any lien or
               --------
encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. Landlord shall not grant to tenants in the Project rights to more parking than exist in the Project.

          D.   Ownership of Improvements. All Work as defined in this Section 5,
               -------------------------
partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or
(b) be removed in accordance with Subsection 5.E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

          E.   Removal Upon Termination. Upon the termination of this Lease or
               ------------------------
Tenant's right of possession, Tenant shall remove from the Premises and Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects pursuant to Section 5.D shall be removed by Tenant, and any improvements to any portion of the Project other than the Premises. Tenant shall repair all damage caused by the installation or removal of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

     6.   USE OF PREMISES.
          ---------------

          A.   Limitation on Use. Tenant shall use the Premises only for the
               -----------------
Permitted Use stated in the Schedule. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste to occur on the Project or upon the Premises, or allow any offensive noise or odor in or around the Project. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

          B.   Signs. Tenant shall not place on any portion of the Premises any
               -----
sign, placard, lettering, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord (including any signage to be installed on the monument sign). Any approved signs shall strictly conform to all Governmental Restrictions, any CC&R's recorded against the Project, and any sign criteria which may be established by Landlord and in effect at the time, and shall be installed (and removed upon the Termination
Date) at Tenant's expense. Tenant, at its sole cost, shall maintain such signs in good condition and repair, including the repair of any damage caused to the Building or Project upon Tenant's removal of such signs. Landlord current Signage Standards are attached hereto as Exhibit E. Notwithstanding the foregoing, Tenant, at Tenant's sole cost and expense, shall have the right to place its name on the existing monument base for the Building.

          C.   Parking. Tenant shall have the nonexclusive right to park in the
               -------
Project's parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities (i.e., use more than the number of unassigned parking stalls indicated on the Schedule) and agrees to cooperate with Landlord and other tenants in the Project in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants in the Project. Landlord shall have the right to charge Tenant the portion that Landlord deems allocable to Tenant of any charges (e.g., fees or taxes) imposed by the Regional Air Quality Control Board or other governmental or quasi-governmental agency in connection with the parking facilities (e.g., in connection with operation or use of the parking facilities). Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

          D.   Prohibition Against Use of Roof and Structure of Building.
               ---------------------------------------------------------
Tenant shall be prohibited from using any all or any portion of the roof of the Building or any portion of the structure of the Building during the Term of this Lease (or any extensions thereof) for any purposes (including without limitation for the installation, maintenance and repair of a satellite dish and/or other telecommunications equipment), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Notwithstanding the foregoing, Landlord shall grant Tenant with reasonable access to the roof as may be reasonably necessary to allow Tenant to perform its HVAC and other maintenance obligations hereunder, provided that such access shall be subject to any reasonable rules and restrictions that Landlord may impose from time to time. Nothing herein shall limit Landlord's rights under
Section 11.N, or require Landlord to obtain Tenant's consent prior to exercising such rights.

     7.   GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply
          --------------------------------------------
with all Governmental Requirements applying to its use, maintenance and repair of the Premises. Tenant shall also comply with all reasonable rules for the Project which may be established and amended from time to time by Landlord. The present rules and regulations are contained in Exhibit B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and any other tenants in the Project under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and any applicable "Policies, Rules and Regulations for Construction Projects" which may be established by Landlord and in effect at the time. Notwithstanding the foregoing, Landlord shall perform any code compliance work, including ADA compliance work, required in the common areas of the Project, except that Tenant shall be solely responsible for all code compliance work, including ADA compliance work, which is required in the common areas of the Project as a result of Tenant's particular use or activities (e.g., Tenant's proposed alterations or repairs). Except for Landlord's code compliance obligations as set forth above, Tenant shall, at its sole cost and expense (i) perform all code compliance work, including ADA compliance work, which is required in the common areas of the Project as a result of Tenant's particular use or activities, and
(ii) take all proper and necessary action to cause the Premises, including any repairs, replacements, alterations and improvements thereto, to be maintained, constructed, used and occupied in compliance with applicable Governmental Requirements, including any applicable code and ADA requirements, whether or not such requirements are based on Tenant's use of the Premises, and further to assume all responsibility to ensure the Premises' continued compliance with all Governmental Requirements, including applicable code and ADA requirements, throughout the Term. Landlord agrees that the Premises shall comply with applicable code and ADA requirements as of the Commencement Date. Landlord makes no representations or warranties regarding the Project's compliance with applicable Governmental Requirements as of the date of this Lease. Tenant shall pay as Additional Rent hereunder, Tenant's Proportionate Share of any code compliance costs incurred by Landlord hereunder.

     8.   REPAIR AND MAINTENANCE.
          ----------------------

          A.   Landlord's Obligations. Landlord shall keep in good order,
               ----------------------
condition and repair (i) the structural parts of the Building, which structural parts include only the foundation and subflooring of the Building and the structural condition of the roof and the exterior walls of the Building (but excluding the interior surfaces of exterior walls and exterior and interior of all windows, doors, ceiling and plate glass which shall be maintained and repaired by Tenant), (ii) the roof membrane, and (iii) the common areas of the Project. The costs incurred by Landlord to perform the foregoing obligations to the extent they are deemed "Operating Costs" (as defined in Section 2.C) shall be passed through to Tenant and any other tenants in the Project, except that any damage to any of the foregoing caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Tenant or Tenant's agents, employees or contractors during the performance of any Work shall be repaired by Landlord, solely at Tenant's expense, or at Landlord's election, such repairs shall be made by Tenant, at Tenant's expense, with contractors approved by Landlord. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

     Notwithstanding the foregoing, in the event Tenant notifies Landlord in writing of an item needing immediate repair and there is no dispute concerning the need for such repair, the scope of the repair or that Landlord is the party responsible for such repair, then (A) in the event of an emergency repair (e.g., roof leakage or other repairs which adversely and materially affect Tenant's ability to conduct its normal business operations within the Premises), Landlord shall commence and complete such repair within the five (5) day period following Landlord's receipt of Tenant's repair notice, unless the nature of the repair is such that more than five (5) days is required to complete such repair in which case Landlord shall commence the repair within such five (5) day period and thereafter diligently prosecute the same to completion, or (b) in the event of any other type of repair, Landlord shall commence and complete such repair within the thirty (30) day period following Landlord's receipt of Tenant's repair notice, unless the nature of the repair is such that more than thirty (30) days is required to complete such repair in which case Landlord shall commence the repair within such thirty (30) day period and thereafter diligently prosecute the same to completion. In the event Landlord fails to dispute or commence the repair within such thirty (30) day period, then Tenant shall have the right, but not the obligation, to cause the repair of such item and to submit an invoice to Landlord for the reasonable out-of-pocket costs incurred by Tenant for the same (including reasonable supporting documentation for the same), and Landlord shall pay such amount to Tenant within thirty (30) days of receipt of Tenant's invoice and related documentation for such work.

          B.   TENANT'S OBLIGATIONS. Tenant shall at all times and at its own
               --------------------
expense clean, keep and maintain in good order, condition and repair every part of the Premises (including Tenant's fixtures and personal property) which is not within Landlord's obligation pursuant to Section 8.A. Tenant's repair and maintenance obligations shall include, all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows (including the repairing, resealing, cleaning and replacing of both interior and exterior windows), doors, entrances, plate glass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises, and for all trash removal and disposal for the Premises. Tenant shall obtain HVAC systems preventive maintenance contracts with bimonthly or monthly service in accordance with manufacturer recommendations, which shall be subject to the reasonable prior written approval of Landlord and paid for by Tenant, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking at sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in such HVAC systems. To the extent Tenant fails to perform such repairs or maintenance as required herein, Landlord may elect to perform all repairs and maintenance itself, at Tenant's expense, to the Building's mechanical, electrical or other systems in the Premises (e.g., HVAC, life safety and automatic fire extinguisher/sprinkler systems). Landlord may also perform any maintenance or repairs itself, at Tenant's expense, to the extent Tenant fails to perform such maintenance or repairs as required herein.

     9.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.
          --------------------------------------------

          A.   Waiver of Claims. To the extent permitted by law, Tenant waives
               ----------------
any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord, its agents or employees. To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant, its agents or employees.

          B.   Indemnification. Tenant shall indemnify, defend and hold
               ---------------
harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in or around the Project and arising from the use of the Premises or from any other act or omission or negligence or intentional misconduct of Tenant, its employees, agents or invitees, or Tenant's breach of its obligations hereunder. Tenant's obligations under this section shall survive the termination of this Lease.

     Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury or damage to person or the Premises to the extent caused by the gross negligence or intentional misconduct of Landlord or any of Landlord's employees or agents, or Landlord's beach of its obligations hereunder. Landlord's obligations under this section shall survive the termination of this Lease.

          C.   Tenant's Insurance. Tenant shall maintain insurance as follows,
               ------------------
with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

               (1) Commercial general liability insurance, with (a) contractual liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

               (2)  Property Insurance against "All Risks" of physical loss
                                                ---------
covering the replacement cost of all improvements, fixtures and personal property and business interruption. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

               (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                    Each Accident                   $500,000
                    Disease--Policy Limit           $500,000
                    Disease--Each Employee          $500,000

     Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

     Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 9.C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

               (4) Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                    (a) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage:

                    (b) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                    Each Accident                      $500,000
                    Disease--Policy Limit              $500,000
                    Disease--Each Employee             $500,000

     Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

     Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

          D.   Insurance Certificates. Tenant shall deliver to Landlord
               ----------------------
certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

          E.   Landlord's Insurance. Landlord shall maintain "All-Risk" property
               --------------------                           --------
insurance at replacement cost, including loss of rents, on the Building, and commercial general liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies
                                 --------
carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

     10.  FIRE AND OTHER CASUALTY.
          -----------------------

          A.   Termination. If a fire or other casualty causes substantial
               -----------
damage to the Building or the Premises, and sufficient insurance proceeds will be available to Landlord to cover the cost of any restoration to the Building and the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two
(2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. If sufficient insurance proceeds will not be available to Landlord to cover the cost of any restoration to the Building or the Premises, Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 10.A shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty. Notwithstanding any of the foregoing, Landlord shall not have the right to terminate the Lease if the damage to the Premises is relatively minor (for example, if the repair or restoration would cost less than ten percent (10%) of the replacement cost of the Premises.

          B.   Restoration. If a casualty causes damage to the Building or the
               -----------
Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Premises, the building-standard Tenant Improvements, or the basic Building, as the case may be, and Tenant shall, at Tenant's expense, replace or fully repair its damaged improvements (including any Tenant Improvements in excess of the building standard), personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that the casualty was caused by the negligence or intentional misconduct of Tenant, its agents or employees. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

     11.  EMINENT DOMAIN. If a part of the Project is taken by eminent domain
          --------------
or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award; provided that (i) nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's personal property and trade fixtures or its relocation costs, and (ii) in the event of a temporary taking in which there was no Rent abatement under this Lease, then Tenant shall be entitled to any portion of such award which was intended to compensate Landlord for lost Rent for the Premises during the period of the temporary taking. All obligations accrued to the date of the taking shall be performed by the party liable to perform such obligation as set forth herein. Tenant may pursue a separate award for its trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord.

     12.  RIGHTS RESERVED TO LANDLORD. Landlord may exercise at any time any of
          ---------------------------
the following rights respecting the operation of the Project without liability to Tenant of any kind:

          A.   Name. To change the name of all or any of the Buildings or the
               ----
Project, or the street address of the Buildings or the suite number(s) of the Premises.

          B.   Signs. To install, modify and/or maintain any necessary and
               -----
appropriate signs on the exterior and in the interior of the Buildings or on the Project, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

          C.   Window Treatments. To approve, at its discretion, prior to
               -----------------
installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

          E.   Access. To have access to the Premises with twenty four hour
               ------
prior notice (except in the case of an emergency in which case Landlord shall have the right to immediate access) to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

          F.   Preparation for Reoccupancy. To decorate, remodel, repair,
               ---------------------------
alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

          G.   Heavy Articles. To approve the weight, size, placement and time
               --------------
and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

          H.   Show Premises. To show the Premises to prospective purchasers,
               -------------
tenants, brokers, lenders, mortgagees, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

          J.   Use of Lockbox. To designate a lockbox collection agent for
               --------------
collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant, provided that Tenant in then in "Default" under the terms of this Lease (as defined in Section 13).

          K.   Repairs and Alterations. To make repairs or alterations to the
               -----------------------
Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

          L.   Landlord's Agents. If Tenant is in default under this Lease,
               -----------------
possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

          M.   Building Services. To install, use and maintain through the
               -----------------
Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

          N.   Use of Roof. To permit Landlord (or any entity selected by
               -----------
Landlord) to install, operate, maintain and repair any satellite dish, antennae, equipment, or other facility on the roof of the Building or to use the roof of the Building in any other manner, provided that such installation, operation, maintenance, repair or use does not unreasonably interfere with Tenant's use of the Premises.

          O.   Other Actions. To take any other action which Landlord deems
               -------------
reasonable in connection with the operation, maintenance or preservation of the Building and the Project.

     13.  TENANT'S DEFAULT. ANY OF THE FOLLOWING SHALL CONSTITUTE A DEFAULT BY
          ----------------
TENANT:

          A.   Rent Default. Tenant fails to pay any Rent within five (5) days
               ------------
after notice that such payment was not paid when due, provided that Tenant acknowledges that such notice shall be in lieu of and not in addition to any notice required to be given by Landlord to commence an unlawful detainer action (or similar eviction proceeding) under the then applicable law;

          B.   Assignment/Sublease or Hazardous Substances Default. Tenant
               ---------------------------------------------------
defaults in its obligations under Section 18 Assignment and Sublease or Section 29 Hazardous Substances;

          C.   Other Performance Default. Tenant fails to perform any other
               -------------------------
obligation to Landlord under this Lease, and this failure continues for ten (10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

          D.   Credit Default. One of the following credit defaults occurs:
               --------------

               (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty (30) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry;

               (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

               (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

          E.   Abandonment Default. Tenant abandons the Premises.
               -------------------

     14.  LANDLORD REMEDIES. UPON A DEFAULT, LANDLORD SHALL HAVE THE FOLLOWING
          -----------------
REMEDIES, IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES PROVIDED BY LAW OR OTHERWISE PROVIDED IN THIS LEASE, TO WHICH LANDLORD MAY RESORT CUMULATIVELY OR IN THE ALTERNATIVE:

          A.   Termination of Lease or Possession. If Tenant defaults, Landlord
               ----------------------------------
may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. In the latter case, this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

          B.   Possession Termination Damages. If Landlord elects to terminate
               ------------------------------
Tenant's possession without terminating this Lease and Landlord takes possession of the Premises itself, then Landlord may relet for Tenant's account all or any portion of the Premises for such rent, length of time and other terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the date the Rent is due, less the rent and other sums received by Landlord from any releasing of the Premises. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

          C.   Lease Termination Damages. If Landlord elects to terminate this
               -------------------------
Lease, then this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

               (1) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

               (2) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

               (3) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

               (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

               (5) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

     The "worth at the time of award" of the amounts referred to in Sections 14.C(1) and 14C(2) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 14.C(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

          D.   Landlord's Remedies Cumulative. All of Landlord's remedies under
               ------------------------------
this Lease shall be in addition to all other remedies Landlord may have at law or in equity, including without limitation, the remedy described in California Civil Code Section 1951.4 (i.e., Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover as rent as it becomes due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations). Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

          E.   WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE
               -----------------------
EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

          F.   Litigation Costs. Tenant shall pay Landlord's reasonable
               ----------------
attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed.

     15.  SURRENDER. Upon the expiration or earlier termination of this Lease
          ---------
for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the commencement date, normal wear and tear and damage by fire or other casualty excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm acceptable to Landlord, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's personal property and all of Tenant's alterations required to be removed pursuant to Section 5.E, and restore the Premises to its condition prior to their installation. If Tenant fails to remove any alterations and/or Tenant's personal property, and such failure continues after the termination of this Lease, Landlord may retain or dispose of such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such alterations and Tenant's personal property and storage and transportation costs of same, and the cost of repairing and restoring the Landlord, together with interest at the interest rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

     16.  HOLDOVER. Tenant shall have no right to holdover possession of the
          --------
Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the term, Tenant shall become a tenant at sufferance only, for the entire Premises upon all of the terms of this Lease as might be applicable to such tenancy, except that Tenant shall pay all of the Base Rent, Operating Cost Share Rent and Tax Share Rent at double the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

     17.  SUBORDINATION TO GROUND LEASES AND MORTGAGES.
          --------------------------------------------

          A.   Subordination. This Lease shall be subordinate to any present or
               -------------
future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its sole option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant. At any time that the Project is made subject to any ground lease or mortgage, Landlord shall use commercially reasonable efforts to cause the mortgagee or ground lessor to deliver to Tenant a non-disturbance agreement reasonably acceptable to Tenant, providing that so long as Tenant is not in default under the Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Premises under the terms of this Lease, even if the ground lessor should terminate the ground lease or if the mortgagee or its successor should acquire Landlord's title to the Project. Landlord shall have no responsibility for and Tenant shall pay for all costs associated with obtaining such non-disturbance agreement (e.g., attorneys' fees and any fees charged by the ground lessor or mortgagee).

          B.   Termination of Ground Lease or Foreclosure of Mortgage. If any
               ------------------------------------------------------
ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

          C.   Security Deposit. Any ground lessor or mortgagee shall be
               ----------------
responsible for the return of any security deposit by Tenant only to the extent any security deposit is received by such ground lessor or mortgagee.

          D.   Notice and Right to Cure. Tenant agrees to send by registered or
               ------------------------
certified mail to any ground lessor or mortgagee identified in any notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

          E.   Definitions. As used in this Section 17, "mortgage" shall
               -----------
include "trust deed" and "deed of trust", and "mortgagee" shall include "trustee", "beneficiary" and the mortgagee of any ground lessee, and "ground lessor," "mortgagee," and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

     18.  ASSIGNMENT AND SUBLEASE.
          -----------------------

          A.   In General. Except in the case of a "Permitted Transfer", Tenant
               ----------
shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease,
(iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein. If Tenant shall assign this Lease or sublet the Premises in its entirety (except in the case of a "Permitted Transfer", as defined below) any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein. If no default on the part of Tenant has occurred and is continuing (after notice and expiration of applicable cure periods), Tenant may assign this Lease or sublet any portion of the Premises (hereinafter collectively referred to as a "Permitted Transfer") to (i) a parent or subsidiary of Tenant, or an entity under common control with Tenant, (ii) an entity into which Tenant is merged or consolidated, (iii) an entity which acquires substantially all of Tenant's assets (collectively, any entity described in (i), (ii) and (iii) is deemed a "Tenant Affiliate"), if Tenant (a) notifies Landlord at least ten (10) business days prior to the Permitted Transfer, (b) provides Landlord with information satisfactory to Landlord to determine that the net worth of the successor entity is equal to or greater than the net worth of Tenant both as of the Commencement Date and at the time immediately prior to such transfer or assignment, and (c) furnishes Landlord with a written document executed by such assignee or subtenant (including any Tenant Affiliate) in which such entity assumes all of Tenant's obligations under this Lease. No Permitted Transfer shall release Tenant from any of its obligations hereunder, nor result in any change in the permitted "uses" of the Premises.

          B.   Landlord's Consent. Landlord will not unreasonably withhold its
               ------------------
consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a Tenant in the Project or an affiliate of such a Tenant or a party that Landlord has identified as a prospective Tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, or (v) the proposed assignee or subtenant is a government entity. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

          C.   Procedure. Tenant shall notify Landlord of any proposed
               ---------
assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease agreement, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

          D.   Change of Management or Ownership. Any transfer of the direct or
               ---------------------------------
indirect power to affect the management or policies of Tenant or direct or indirect change in 49% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

          E.   Excess Payments. If Tenant shall assign this Lease or sublet any
               ---------------
part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt; provided that prior to sharing such excess rent with Landlord, Tenant shall be entitled to reimburse itself for all reasonable leasing commissions, attorneys' fees and tenant improvement costs which were specifically and reasonably incurred in connection with such assignment of this Lease or sublet of the Premises.

          F.   Recapture. Landlord may, by giving written notice to Tenant
               ---------
within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

     19.  CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its
          ----------------------
interest in the project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

     20.  ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of
          --------------------
receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

     21.  LEASE DEPOSIT. Tenant shall deposit with Landlord on the date Tenant
          -------------
executes and delivers this Lease to Landlord the cash sums set forth in the Schedule for both Prepaid Rent, Security Deposit (collectively, the "Lease Deposit"). The Prepaid Rent shall be applied by Landlord against the first full month's Base Rent payment obligation hereunder. The Security Deposit shall be held by Landlord during the Term as security for the performance of all of Tenant's obligations hereunder. Notwithstanding the foregoing, Landlord agrees that a portion of the Security Deposit, not to exceed $200,433.00 may be in the form of a "Letter of Credit", provided that the Letter of Credit shall (i) be in the form of an unconditional and irrevocable letter of credit which is acceptable to Landlord, (ii) name Landlord as a beneficiary, (iii) expressly allow Landlord to draw upon it (including partial withdrawals) at any time from time to time by delivering to the issuer written certification that Landlord is entitled to draw thereunder as a result of Tenant's default hereunder, (iv) be drawable on an FDIC-insured financial institution satisfactory to Landlord, (v) be redeemable in the state of California in one of the nine counties comprises the San Francisco-Oakland-San Jose area (the "Bay Area"), (vi) allow partial draws, and
(vii) be transferable to any successor to Landlord's interest in this Lease at no cost to Landlord. As of the Commencement Date, and at all times during the Term, the sum of the amount drawable under the Letter of Credit and the cash portion of the Security Deposit held by Landlord shall be equal or greater than the total amount of the Security Deposit as set forth in the Schedule. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least thirty (30) days before the stated expiration date of the current Letter of Credit, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as part of the Security Deposit. In the event Landlord notifies Tenant in writing that the bank which issued the Letter of Credit has become financially unacceptable (e.g., the bank is under investigation by governmental authorities, has filed bankruptcy or reorganization proceedings, or has closed two or more of its branches in the Bay Area), then Tenant shall have thirty (30) days to provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof. The cash portion of the Security Deposit and the Letter of Credit are collectively referred to herein as the "Security Deposit". In the event Tenant initially pays the entire Security Deposit to Landlord in cash, then Landlord agrees after it receives a Letter of Credit which satisfies the requirements set forth above to promptly refund to Tenant an amount equal to the lesser of (i) the amount of the Letter of Credit, or (ii) $204,208.00. If Tenant defaults under this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of any damage to the Premises caused by Tenant or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code Section 1950.7. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

     If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

     22.  FORCE MAJEURE. Landlord shall not be in default under this Lease to
          -------------
the extent Landlord is unable to perform any of its obligations on account of any prevention, delay, stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of God, national emergency, or any other cause of any kind beyond the reasonable control of Landlord (except financial inability) (collectively "Force Majeure").
                                                        -------------

     23.  TENANT'S PERSONAL PROPERTY AND TRADE FIXTURES. In addition to any
          ---------------------------------------------
statutory lien, Tenant hereby grants to Landlord a line against and a security interest in all of Tenant's personal property and trade fixtures now or hereafter located within the Premises as additional security for performance of all of Tenant's obligations under this Lease. Tenant may replace such personal property and fixtures with items of equal or better quality, but shall not otherwise remove them from the Premises without the consent of Landlord until all of the obligations of Tenant under this Lease have been performed. This Lease constitutes a security agreement creating a security interest in such property in favor of Landlord, subject only to the liens of existing creditors, and Landlord may at any time file this Lease as a financing statement under the Uniform Commercial Code of the state in which the Project is located. Alternatively, if requested to do so by Landlord, Tenant shall execute and deliver to Landlord within ten (10) days of such request a Form UCC-1 Financing Statement wherein Landlord is the secured party and Tenant is the debtor.

     24.  NOTICES. All notices, consents, approvals and similar communications
          -------
to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

          A.   Landlord. To Landlord as follows:
               --------

               CarrAmerica Realty Corporation
               1810 Gateway Drive, Suite 150
               San Mateo, California 94404
               Attn: Market Officer

               with a copy to:

               CarrAmerica Realty Corporation
               1850 K Street, N.W., Suite 500
               Washington, D.C. 20006
               Attn: Lease Administration
     or to such other person at such other address as Landlord may designate by notice to Tenant.

          B.    Tenant. To Tenant as follows:
                ------
                Numerical Technologies, Inc.
                2630 Walsh Avenue
                Santa Clara, CA 95051
          Attn: Grace K. Fujiwara

     or to such other person at such other address as Tenant may designate by notice to Landlord.

     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

     25.  QUIET POSSESSION. So long as Tenant shall perform all of its
          ----------------
obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to all of the terms of this Lease.

     26.  REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not
          ------------------
dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

     27.  MISCELLANEOUS.
          -------------

          A.    Successors and Assigns. Subject to the limits on Tenant's
                ----------------------
assignment contained in Section 18, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

          B.    Date Payments Are Due. Except for payments to be made by Tenant
                ---------------------
under this Lease which are due upon demand or which are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten (10) days of Tenant's receipt of Landlord's statement.

          C.   Meaning of "Landlord," "Re-Entry," "including" and "Affiliate".
               -------------------------------------------------------------
The term "Landlord" means only the owner of the Project and the lessor's
          --------
interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by
                    -------
contract or otherwise, to direct the management and policies of the applicable entity.

          D.   Time of the Essence. Time is of the essence of each provision of
               -------------------
this Lease.

          E.   No Option. This document shall not be effective for any purpose
               ---------
until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

          F.   Severability. The unenforceability of any provision of this
               ------------
Lease shall not affect any other provision.

          G.   Governing Law. This Lease shall be governed in all respects by
               -------------
the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

          H.   Lease Modification. Tenant agrees to modify this Lease in any
               ------------------
way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

          I.   No Oral Modification. No modification of this Lease shall be
               --------------------
effective unless it is a written modification signed by both parties.

          J.   Landlord's Right to Cure. If Landlord breaches any of its
               ------------------------
obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

          K.   Captions. The captions used in this Lease shall have no effect
               --------
on the construction of this Lease.

          L.   Authority. Landlord and Tenant each represents to the other that
               ---------
it has full power and authority to execute and perform this Lease.

          M.   Landlord's Enforcement of Remedies. Landlord may enforce any of
               ----------------------------------
its remedies under this Lease either in its own name or through an agent.

          N.   Entire Agreement. This Lease, together with all Appendices,
               ----------------
constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

          O.   Landlord's Title. Landlord's title shall always be paramount to
               ----------------
the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

          P.   Light and Air Rights. Landlord does not grant in this Lease any
               --------------------
rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the

Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

          Q.   Singular and Plural. Wherever appropriate in this Lease, a
               -------------------
singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

          R.   No Recording by Tenant. Tenant shall not record in any public
               ----------------------
records any memorandum or any portion of this Lease.

          S.   Exclusivity. Landlord does not grant to Tenant in this Lease any
               -----------
exclusive right except the right to occupy its Premises.

          T.   No Construction Against Drafting Party. The rule of construction
               --------------------------------------
that ambiguities are resolved against the drafting party shall not apply to this Lease.

          U.   Survival. All obligations of Landlord and Tenant under this
               --------
Lease shall survive the termination of this Lease.

          V.   Rent Not Based on Income. No Rent or other payment in respect of
               ------------------------
the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

          W.   Building Manager and Service Providers. Landlord may perform any
               --------------------------------------
of its obligations under this Lease through its employees or third parties hired by the Landlord.

          X.   Late Charge and Interest on Late Payments. Without limiting the
               -----------------------------------------
provisions of Section 13.A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of two percent (2%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2.D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

          Y.   Tenant's Financial Statements. Within ten (10) days after
               -----------------------------
Landlord's written request therefor, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

          Z.   Attorneys Fees. If either party defaults in the performance of
               --------------
any terms, covenants, agreements or conditions contained in this Lease and Landlord places enforcement of this Lease or the collection of rent due or to become due hereunder, or recovery of possession of the Premises in the hands of any attorney, or either party files suit upon the same, the non-prevailing party agrees to pay the prevailing party's reasonable attorneys' fees and expenses.

          AA.  Consents. Except where expressly provided herein to the contrary,
               --------
whenever a party's consent or approval is required hereunder, such consent or approval shall not be unreasonably withheld, delayed or conditioned.

     28.  UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at
          -------------------------
any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

     29.  HAZARDOUS SUBSTANCES.
          --------------------

          A.   Prohibition Against Hazardous Substances. Tenant shall not cause
               ----------------------------------------
or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Governmental Requirements. Tenant shall indemnify, defend and hold Landlord harmless from and against any liabilities, losses, claims, damages, penalties, fines, attorneys' fees and court costs, remediation costs, investigation costs and any other expenses which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant, its agents, employees, contractors or invitees. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing. Tenant acknowledges receipt of that certain Updated Phase I Environmental Assessment Report (Orchard Number 606) for the Project dated September 23, 1996, prepared by ATC Environmental Inc. for Metropolitan Life Insurance Company and Orchard Properties.

          B.   "Hazardous Substances". means any hazardous or toxic substances,
                ---------------------
materials or waste which are or become regulated by any local government authority, the state in which the Project is located or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or
                                -- ----
local law, and the regulations adopted under these laws.

          C.   Prior Contamination. If Tenant can demonstrate to the reasonable
               -------------------
satisfaction of Landlord that a release of Hazardous Substances occurred on the Premises prior to the date on which Tenant took possession of the Premises and that such release was not the result of the activities of Tenant or its employees, agents, subtenants, licensees, contractors, subcontractors or invitees ("Prior Contamination"), then Landlord agrees that it shall not seek to recover from Tenant (either directly or as part of the Included Operating Costs) any costs incurred by Landlord in connection with such Prior Contamination (including any investigation, remediation and disposal costs associated therewith.

     30.  EXCULPATION. Landlord shall have no personal liability under this
          -----------
Lease; its liability shall be limited to its interest in the Building and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

     31.  OPTION TO EXTEND. Subject to the terms and conditions set forth below,
          ----------------
Tenant may at its option extend the Term of this Lease for one (1) period of three (3) years. Such period is called the "Renewal Term". The Renewal Term shall be upon the same terms contained in this Lease, except that (i) Landlord shall have no obligation to provide Tenant with any Tenant Improvement Allowance in connection with such Renewal Term, (ii) the Base Rent during the Renewal Term shall be calculated as set forth below, and (iii) any reference in the Lease to the "Term" of the Lease shall be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

          A. The Base Rent during the Renewal Term shall be the greater of (i) the Base Rent applicable to the last month prior to the Renewal Term, or (ii) the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings of comparable age with similar projects in the vicinity of the Building.

          B. To exercise any option, Tenant must deliver a binding notice to Landlord not sooner than ten (10) months nor later than six (6) months prior to the expiration of the initial Term of this Lease. Thereafter, the Market Rate for the Renewal Term for the entire Renewal Term, including, if applicable, periodic rental increases, shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of such Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

          C.   Market Rate shall be determined as follows:

               (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then prior to the commencement date of such Renewal Term Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days, then the Market Rate shall be determined in accordance with (ii) below.

               (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent

(105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) below.

               (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator. The Qualified Appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant (or an Tenant Affiliate, or any of their subsidiaries or related entities). All of the relevant information used by Landlord or Tenant to prepare their final offers shall be delivered to the Qualified Appraiser.

               (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate, provided in no event shall the Market Rate be less than the lower of or more than the higher of the two final offers submitted by Landlord and Tenant. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. Landlord and Tenant shall each bear one-half (1/2) of the fees of the Qualified Appraiser and the expenses of the appraisal process, including the fees of any expert witnesses retained by the Qualified Appraiser. Notwithstanding the foregoing, each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

          D. Tenant's option to extend is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease which is effective at any time during the final twelve (12) months of the initial Term.

          E. After the Market Rate has been established (whether by Landlord and Tenant or the Qualified Appraiser), Landlord and Tenant shall execute an amendment to this Lease to confirm the same.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:

CARRAMERICA REALTY CORPORATION,
a Maryland corporation

By:  Richard F. Katchuk
     ------------------
Print Name:   Richard F. Katchuk
Print Title:  Chief Financial Officer

Date of Execution: 6-21-99
                   -------

TENANT:

NUMERICAL TECHNOLOGIES, INC.,
a California corporation

By: /s/ Yagyensh C. Pati
Print Name:   __________________________________
Print Title:  __________________________________

Date of Execution: _____________________________

By: ____________________________________________
Print Name:   __________________________________
Print Title:  __________________________________
Date of Execution: _____________________________



                                [EXHIBIT OMITTED]

                                   EXHIBIT B

                             RULES AND REGULATIONS

     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

     2. The Project directory, if any, shall be used by Landlord to display names and locations of tenants in the Project. No tenant shall use or make any changes to such directories without Landlord's prior written consent.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises, unless Tenant is the sole occupant of the Building. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

     7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

     8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the Lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

     In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

     12. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     13. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning. If Landlord provides HVAC: Tenant shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep all corridor and exterior doors and windows closed, and during periods which outside temperatures exceed 90 degrees F dry bulb Tenant shall close all blinds and turn off any unnecessary equipment.

     14. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     15. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

     16. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     17. No bicycle (except in those areas which may be designated for bicycles by Landlord) or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building, except that FOUR or fewer dogs will be allowed to accompany employees within the Premises so long as they do not cause a disturbance to other occupants of the Building. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

     18. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

     Accordingly:

          (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

          (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

          (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

     19. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     20.  Tenant shall not disturb the quiet enjoyment of any other tenant.

     22. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

     23. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

     24. Tenant shall not install or operate any phonograph, musical or sound- producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building or Project Common Areas, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     25.  Tenant shall promptly remove all rubbish and waste from the Premises.

     26. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

     27. If required by Landlord, Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from Landlord (or the Project manager) authorizing Building employees to permit such articles to be removed.

     28. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

     29. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

     30. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     31. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

                                   EXHIBIT C

                         TENANT IMPROVEMENT AGREEMENT

This Tenant Improvement Agreement ("Agreement") is an integral part of the Lease ("Lease") relating to the Premises (as defined in the Lease). Capitalized terms used in this Agreement not otherwise defined herein shall have the meaning given such terms in the Lease. Landlord and Tenant agree as follows with respect to the Tenant Improvements, if any, to be installed in the Premises:

1. INITIAL TENANT IMPROVEMENTS. Landlord shall select a general contractor ("Contractor"), to construct the initial interior tenant improvements (the "Tenant Improvements") in the Premises in accordance with the drawing prepared by Ambiance Associates ("Architect"), dated June 10, 1999, which was approved by Tenant and Landlord (the "Preliminary Plans"), and which are further described in Exhibit C-1 attached hereto.
   -----------

Landlord shall caused the final plans and construction drawings ("Final Plans") to be prepared, at no cost to Tenant, by the Architect based on the Preliminary Plans. After the completion of such Final Plans, Landlord shall submit the same to Tenant for Tenant's review and approval, which approval shall not be unreasonably withheld or delayed so long as such Final Plans are consistent with the Preliminary Plans. Following the approval of the Final Plans by Tenant, Landlord shall cause the Tenant Improvements to be constructed within the Premises on a "turn-key" basis in accordance with the Final Plans at no cost to Tenant, provided that Tenant shall be solely responsible for all costs associated with any Change Orders (as defined below) requested by Tenant. Landlord shall use commercially reasonable efforts (which efforts shall not include incurring any overtime or other special charges) to cause the Tenant Improvements to be substantially completed in accordance with the approved Final Plans in a timely fashion, subject to delays caused by tenant and Force Majeure (as defined in the Lease). Tenant acknowledges and agrees that the Commencement Date shall not be affected by any Tenant Delays (as defined below).

Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Tenant Improvements and the Change Orders (hereinafter defined).

2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Final Plans, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay all costs associated with the Change Orders, including the preparations and revisions of the Final Plans, and the construction of all Change Orders, within thirty (30) days of Tenant's receipt of Landlord's invoice for the same.

3. SUBSTANTIAL COMPLETION. As used herein and in the Lease, the term "Substantial Completion of the Tenant Improvements" shall mean the date on which the Tenant Improvements are sufficiently complete in accordance with the approved Final Plans so that (i) a certificate of occupancy or other governmental approval necessary for the Premises to be legally occupied can be issued, and (ii) Tenant may reasonable commence using the Premises for the use permitted under the Lease. Tenant agrees and acknowledges that the Substantial Completion of the Tenant Improvements may occur notwithstanding the fact that
(i) neither a temporary or final certificate of occupancy for the Premises was issued, and (ii) Landlord has yet to repair any punch list items noted by Tenant so long as such punch list items do not materially interfere with Tenant's use and occupancy of the Premises. Tenant shall note all punch list items within thirty (30) days of the Substantial Completion of the Tenant Improvements. Landlord shall commence the repair of any punch list items within ten (10) days of such notice from Tenant.

4. TENANT DELAYS. For purposes of this Agreement and the Lease, the following events shall constitute delays caused by Tenant (a "Tenant Delay"):

          (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

          (b)  Contractor's performance of any Change Orders; or

          (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

          (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth in the Performance Schedule; or

          (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than the time period specified herein, or if no time period is specified, one week after receipt of such request for information from the Landlord; or

          (f) Tenant's delay in making payments to Landlord for costs of the Tenant Improvements and/or Change Orders in excess of the Tenant Improvement Allowance; or

          (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons, including Tenant's delay in execution this Lease.

     If any of the foregoing Tenant Delays occur, then Landlord shall cause Landlord's Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay, then such date shall constitute the Commencement Date for all purposes hereunder and Landlord and Tenant shall execute the Commencement Date Confirmation, confirming such date.

5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Commencement

Date to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's;

     (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

     (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

     (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by all terms of the Lease.

6.   MISCELLANEOUS.

Terms used in this Exhibit C shall have the meanings assigned to them in the
                   ---------
Lease, and the Lease and the terms of this Exhibit C are subject to the terms
                                           ---------
of the Lease, as amended by the Lease.


                                [EXHIBIT OMITTED]

                                   EXHIBIT D

                        COMMENCEMENT DATE CONFIRMATION

Landlord:      CarrAmerica Realty Corporation, a Maryland corporation

Tenant:        Numerical Technologies, Inc., a California corporation

     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of June 15, 1999 (the "Lease") for certain premises known as 70 Plumeria Drive, San Jose, California in the project commonly known as Valley Centre I (the "Premises"). This Confirmation is made pursuant to Item 11 of the Schedule to the Lease.

     1.   Lease Commencement Date, Termination Date. Landlord and Tenant hereby
          -----------------------------------------
agree that the Commencement Date of the Lease is __________, _________, and the Termination Date of the Lease is ______________________, ___________.

     2.   Acceptance of Premises. Tenant has inspected the Premises and affirms
          ----------------------
that the Premises is acceptable in all respects in its current "as is" condition.

     3.   Incorporation. This Confirmation is incorporated into the Lease, and
          -------------
forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                              TENANT:

                              NUMERICAL TECHNOLOGIES, INC.,
                              a California corporation

                              By:_______________________________________
                              Print Name: ______________________________
                              Print Title: _____________________________

                              LANDLORD:

                              CARRAMERICA REALTY CORPORATION,
                              a Maryland corporation

                              By: ______________________________________
                              Print Name: ______________________________
                              Print Title: _____________________________

                                   EXHIBIT E

                         LANDLORD'S SIGNAGE STANDARDS

Attached you will find the signage standards for the following sign type:

EXTERIOR (PERMANENT)                                              PAGE #

         Entrance Identification                                  1
         Primary Directional                                      2
         Secondary Directional                                    3
         Primary Tenant Identification                            4
         Building Address                                         5
         Building Entry Logo Application                          6
         Driveway Entrance/Welcome                                7
         Miscellaneous                                            8

EXTERIOR (TEMPORARY)

Site/Leasing Sign                                                 9

INTERIOR (PERMANENT)

         Elevator (Corporate Identification)                      10
         Directory Identification                                 11
         Room Identification                                      12
         Tenant Plaque                                            13
         Suite Identification                                     14
         Suite Directional                                        15
         Reception Area Sign                                      16

Exterior Signage Standards



Sign Type A

Product: 10'-0" wide by 5'-0" high by 8" deep double-sided, fabricated aluminum panel with polyurethane enamel paint finish and applied graphics. Park name to be 3/4" thick white acrylic letters with paint finish. Address to be 1/2" thick white acrylic letters with paint finish. Secondary copy to be applied vinyl lettering. Sign to be indirectly illuminated with wall-washing light fixtures set flush to grade.

Finish: Upper panel to be painted gray to match Pratt & Lambert 12312 "Steel Wool." Band to be painted white. Base to be painted maroon to match Pratt & Lambert #1047 "Garnet." Reveals to be painted blue to match PMS 293c. All copy to be white. On white band, "Carr" to be 3M "Intense Blue" #3650-47. "America" to be 3M "Black" #3650-12. "A CarrAmerica Office Property" to be 3M "Medium Gray" #3650-31. All painted surfaces to be primed and painted with a semi-glass finish.

Type Style: All copy to be Times Roman, size and format as illustrated. Alternate type face selection to be CarrAmerica Text. Artwork for CarrAmerica logo will be provided in a digital format [Mac and PC formats are available].

Mounting: Panel to be permanently attached to an engineered concrete footing, below grade.

Illumination: Indirect, ground illuminated by Kim Direct Burial/Sign Lighter - 250 w. T-4 Quartz Lamp [or approved equivalent].

                                [CHART OMITTED]

Exterior Signage Standards

                                                                     [Illegible]

Sign Type D

Product: 2'-9" wide by 6'-0" high by 6" deep single-sided, non-illuminated, fabricated aluminum pylon with polyurethane enamel paint finish and applied computer-cut, vinyl graphics.

Finish: Upper panel to be painted gray to match Pratt & Lambert [Illegible]2312 "Steel Wool." Band to be painted white. Base to be painted maroon to match Pratt & Lambert #1047 "Garnet." Reveals to be painted blue to match PMS 293c. All copy to be white. All painted surfaces to be primed and painted with a semi-glass finish.

Type Style: All copy to be Times Roman, size and format as illustrated. Narrow to match illustration below.

MOUNTING: Panel to be permanently attached to an engineered concrete footing, below grade, with concealed mechanical fasteners.

ILLUMINATION: Non-illuminated

                                [CHART OMITTED]

                                                                     [Illegible]

Exterior Signage Standards

Sign Type E

Product: 2'-9" wide by 4`-4" high by 6" deep single-sided, non-illuminated, fabricated aluminum pylon with polyurethane enamel paint finish and applied computer-cut, vinyl graphics.

Finish: Upper panel to be painted gray to match Pratt & Lambert. [Illegible]1312 "Steel Wool." Band to be painted white. Base to be painted maroon to match Pratt & Lambert #1047 "Garnet." Reveals to be printed blue to match PMS 293c. All copy to be white. All painted surfaces to be primed and painted with a semi-glass finish.

Type Style: All copy to be Times ROman, size and format as illustrated. Arrow to match illustration below.

Mounting: Panel to be permanently attached to an engineered concrete footing, below grade, with concealed mechanical fasteners.

Illumination: Non-Illuminated

                                [CHART OMITTED]

                                                                     [Illegible]

Exterior Signage Standards

Sign Type B

Product: 10'-0" wide by 5'-0" high by 12" deep double-sided, fabricated aluminum panel with polyurethane enamel paint finish and applied graphics. Indirectly illuminated with wall-washing fixtures set finish to grade.

Finish: Upper panel to be painted gray to match Pratt & Lambert [Illegible]312 "Steel Wool." Band to be painted white. Base to be painted maroon to match Pratt & Lambert #1047 "Garnet." Reveals to be printed blue to match PMS 293c. All copy to be white. All painted [Illegible]faces to be primed and painted with a semi-glass finish.

Type Style: Tenant Logos/Logotypes.

Mounting: Panel to be permanently attached to an engineered concrete footing, below grade, with cancealed mechanical fasteners.

Illumination: Indirect, ground illuminated by Kim Direct Burial/Sign Lighter - 250 w. T-4 Quartz Lamp for equivalent).

                                [CHART OMITTED]

Sign Type Q: Building Address

Product: 3/16" thick stainless steel numerals applied to existing mounted metal fascio.

Finish: Letters to be polished smooth on the face and all sides to have sandblast finish.

Typestyle: Numerals to be Times Roman Bold. Size and format as [Illegible]cated

Mounting: Numerals stud mount to existing painted metal fascio and secure with silicone adhesive.

                                [CHART OMITTED]

[Illegible]n Standards

Logo Application at Entry Doors

Product: 1 1/2" and 3/4" surface-applied, computer-cut, opaque, adhesive-backed vinyl graphics. Lettering to be pre-spaced, dual letters. Clear background decals are not acceptable.

Finish: "Carr" to be 3M "Intense Blue" #7725-47. "America" to be Black" #7725-12. "A CarrAmerica Office Property" to be White" #7725-10.

Type Style: Artwork for CarrAmerica logo will be provided in a [Illegible] format (Mac and PC formats are available). Tagline to be New Roman Italic. Copy to be flush left, size and format as indicated below. Letter spacing to be light but not touching. Note: CarrAmerica is one word with a capital "C" and "A".

Mounting: Vinyl applies to first surface (exterior face) of glass sidelight with equal spacing to left and right of logo. A maximum of two per entry should be used as illustrated below. If mullion or other architectural feature does not allow for placement at 5'-0" to baseline of logo, place as near to this location as possible, working with the geometry and aestetics of the building entry. Clean glass with ammonia-based window cleaner and allow to dry thoroughly prior to installation.

                                [CHART OMITTED]

                                      6a

CarrAmerica
     Douglas/Gallagher

[Illegible]n Standards

Exterior Logo Plaque - Bronze

Product: 7.1/2" by 7 1/2" by 1/8" thick bronze plaque with [Illegible]-etched graphics and 45" beveled edge.

Finish: "Carr" to be infilled blue to match PMS 293c. "America" tagline to be infilled black. Face of sign to be #6 satin finish horizontal grain. Beveled edge to be mirror polished, Bronze [Illegible]to be Muntz Metal, alloy 280. Clear-coat for exterior location. All graphics to be infilled with chip-resistant glass [Illegible]ning enamel.

Type Style: Artwork for CarrAmerica logo will be provided in a [Illegible]d format (Mac and PC formats are available). Supporting [Illegible]to be Times Italic, size and format as illustrated.

Mounting: Applies to exterior face of stone building with metal studs and appropriate silastic adhesive.

                                [CHART OMITTED]

                                      6b

CarrAmerica
     Douglas/Gallagher

[Illegible]Standards

Exterior Logo Plaque-Bronze

Notes on previous page.

                                [CHART OMITTED]

                                      6c

                                [CHART OMITTED]

Welcome Signage
---------------

2'- 0" by 2'- 0" by 1/4" thick painted aluminum faceplate with vinyl graphics mounted to 3" square painted aluminum post. Border and post to be building accent color or medium gray to match P&L 2246. Face to be dark gray to match P&L 2312. Copy to be white. Stripe to be blue to match PMS 293C. White signature band to have gray copy with standard blue/black corporate logo.

Exterior Signage Standards

                                                                     [Illegible]

Sign Type G

Product: 1'-0" wide by 6'-0" by 1'-0" deep four sided, non-illuminated, [Illegible]ated aluminum pylon with polyurethane enamel paint finish and [Illegible]d computer cut, vinyl graphics.

Finish: Upper panel to be painted gray to match Pratt & Lambert [Illegible]2. Base to be painted to match building accent color. Reveals to painted blue to match PMS 293c. All copy to be matte while. All [Illegible]d surfaces to be primed and painted with a semi-glass finish.

Type Style: All copy to be Times Roman, Times Bold and Times Italic, size and format as illustrated.

Mounting: Panel to be permanently attached to an engineered concrete looting, below grade, with concealed mechanical fasteners.

Illumination: Non-illuminated

                                [CHART OMITTED]

                                      8a

Exterior Signage Standards

                                                                     [Illegible]

Sign Type H

Product: 12'-6" x 1'-4" x .080" painted pan breaked, aluminum panel [Illegible] applied vinyl graphics attached to 1" square framework.

Finish: Upper panel to be painted gray to match Pratt & Lambert [Illegible]312. Stripe to be painted white. Base to be painted Maroon to match [Illegible]f & Lambert #1047. All copy to be white. All painted surfaces to be primed and painted with a semi-glass finish.

Type Style: All copy to be Times Roman and Times Bold, size and format as illustrated.

Mounting: Concealed frame to be permanently mounted to concrete with hilti bolts. Sign panel to be mounted to frame with fasteners painted out to match face.

Illumination: Non-illuminated.

Note: Replaces existing signage in same location.

                                [CHART OMITTED]

                                      8b

                                                                     [Illegible]

Exterior Signage Standards

Sign Type I

Product: 18" x 20" .080" painted aluminum panel with applied vinyl graphics.

Finish: Upper panel to be painted gray to match Pratt & Lambert [Illegible]12. Stripe to be painted white. Base to be painted maroon to match [Illegible] & Lambert #1047. All copy to be white. All painted surfaces to be primeded and painted with a semi-glass finish.

Type Style: All copy to be Times Roman, size and format as illustrated.

Mounting: Sign panel to be bolted through face, into concrete wall. Paint out head of fastener to match sign face

Illumination: Non-illuminated

Note: Replaces existing signage in same location. All existing signs to be removed or painted over. Owner to confirm if painting and sign removal are part of sign fabricator's package.

                                [CHART OMITTED]

                                      8c

                                                                     [Illegible]

Exterior Signage Standards

Sign Type J

Product: 18" x 20" .080" Reserved Parking Sign, [See previous drawing), handicapped parking sign, or standard regulatory sign mounted to 3" square painted aluminum post with dimensional reveal.

Finish: Upper panel to be painted gray to match Pratt & Lambert [Illegible]312. Stripe to be painted white. Base to be painted maroon to match Pratt & Lambert #1047. Posts to be painted gray to match Pratt & Lambert #2312. Reveals to be painted blue to match PMS 293. All [Illegible]dy to be white. All painted surfaces to be primed and painted with a semi-glass finish.

Type Style: All copy to be Times Roman, size and, format as illustrated.

Mounting: Concealed frame to be permanently mounted to concrete with hilti bolts. Sign panel to be mounted to frame with fasteners painted out to match face.

Illumination: Non-illuminated

Note: Replaces existing signage in same location.

                                [CHART OMITTED]

                                      8d

                                                                     [Illegible]

Exterior Signage Standards

Sign Type K

Product: 12" x 48" x .080" painted pan breaked, aluminum panel with applied vinyl graphics attached to 1" square framework.

Finish: Upper panel to be painted gray to match Pratt & Lambert [Illegible]312. Stripe to be painted white. Base to be painted Maroon to match Pratt & Lambert #1047. All copy to be white. All painted surfaces to be primed and painted with a semi-glass finish.

Type Style: All copy to be Times Roman and Times Bold, size and format as illustrated.

Mounting: Concealed frame to be permanently mounted to concrete with hiliti bolts. Sign panel to be mounted to frame with fasteners painted out to match face.

Illumination: Non-illuminated

Note: Replaces existing signage in same location.

                                [CHART OMITTED]

                                      8e

LEASING SIGNAGE

[Illegible] appropriate signage to identify it immediately as a CarrAmerica property. All signage should use only approved visual elements, so that the consistency of the visual message reinforces the presence of CarrAmerica's properties in the marketplace.

Signage works the same way that advertising does without the additional cost of media. Because of this, it is probably the most inexpensive and valuable advertising available.

[Illegible]

Size: 10 x 8 feet.

Materials: Framed 1/2 inch MDO plywood, enamel primer, enamel paint, white vinyl.

Color: Top bar--black; vertical band--white; logo--Pantone 293 (blue) and black; copy panel background--Pantone 293 (blue); bar under property name--black; copy--white.

Logo: Measures 75 1/4 inches long.

Typography: Property name--7 1/4 inches tall CarrAmerica Display 8 Bold; internet address--4 1/2 inches tall CarrAmerica Display 8 Regular; text--6 inches tall CarrAmerica Display B Regular and Bold.

                                [CHART OMITTED]

                                      9a

LEASING SIGNAGE

[Illegible] vertical sign

Size: 8 x 10 feet.

Materials: Framed 1/2 inch MDO plywood, enamel primer, enamel paint, white vinyl.

Color: Top bar--black; vertical band--white; logo--Pantone 293 (blue) and black; copy panel background--Pantone 293 (blue); bar under property name--black; copy--white.

Logo; Measures 75 1/4 inches long.

Typography: Property name--7 1/4 inches tall CarrAmerica Display B Bold; Internet address--4 1/2 inches tall CarrAmerica Display B Regular; text--6 inches tall CarrAmerica Display B Regular and Bold.

                                [CHART OMITTED]

                                      9b

LEASING SIGNAGE

Banner

Size: 22 x 4 feet.

Materials: Enamel receptive 12 ounce white vinyl, enamel gloss paint.

Color: Logo--Pantone 293 (blue) and black; phone number--black.

Logo: Measures 19 1/2 inches tall.

Typography: Phone numbers--15 1/2 inches tall CarrAmerica Display B Bold.

                                [CHART OMITTED]

                                      9c

LEASING SIGNAGE

The following exhibits are to be used as a guide to produce retail and/or office space leasing window signage. They define the design and material standards but the components may need to be modified to accommodate the various sizes and numbers of windows.

Retail Window Sign A.

Materials: Black and blue vinyl adhesive letters and graphics applied to window exterior, white paint applied to window Interior.

Color: Logo--Pantone 293 (blue) and black; exterior squares--black; Interior squares--Pantone 293 (blue); text--Pantone 293 (blue).

Logo: Size is determined by the horizontal measurement which is indicated by the dotted lines.

Typography: All text--Times (New) Roman Italic; size is determined by the horizontal measurement which is indicated by the dashed lines.

                                [CHART OMITTED]

                                      9d

LEASING SIGNAGE

Window Sign B

Materials: Black and blue vinyl adhesive letters and graphics applied to window exterior, white paint applied to window interior.

Color: Logo--Pantone 293 (blue) and black; exterior squares--black; Interior squares--Pantone 293 (blue); text--Pantone 293 (blue).

Logo: Size is determined by the horizontal measurement which is indicated by the dotted lines.

Typography: All text--Times (New) Roman Italic; size is determined by the horizontal measurement which is indicated by the dashed lines.

                                [CHART OMITTED]

                                      9e
terior Sign Standards

Sign Type: P.1

Product: 7 1/2" by 3 3/4" by 1/8" thick stainless steel plaque with [Illegible]etched graphics and 45" beveled edge.

Finish:"Carr" to be infilled blue to match PMS 293c. "America" tagline to be infilled black. Face of sign to be #6 satin finish horizontal grain. Beveled edge to be mirror polished. Provide [Illegible]302 or 304 established by the American Iron and Steel [Illegible] (AISI), in addition, comply with ASTM A 167. All graphics infilled with chip-resistant glass screening enamel.

Type Style: Artwork for CarrAmerica logo will be provided in a [Illegible]format (Mac and PC formats are available).

Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.

                                [CHART OMITTED]

                                      10a

[Illegible]terior Sign Standards

Sign Type: P.2

Product: 7 1/2" by 3 3/4" by 1/8" thick bronze plaque with etched graphics and 45" beveled edge.

Sign Type: "Carr" to be infilled blue to match PMS 293c. "America" tagline to be infilled black. Face of sign to be #6 satin finish horizontal grain. Beveled edge to be mirror polished. Bronze [Illegible]to be Muntz Metal, alloy 280. Clear-coat for interior location. All graphics to be infilled with chip-resistant gloss [Illegible]ing enamel.

Type Style: Artwork for CarrAmerica logo will be provided in a [Illegible] format (Mac and PC formats are available).

Mountings: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.

                                [CHART OMITTED]

                                      10b

[Illegible]terior Sign Standards

Sign Type: P.3

Product: 7 1/2" by 7 1/2" by 1/8" thick stainless steel plaque with etched graphics and 45degree beveled edge.

Finish: "Carr" to be infilled blue to match PMS 293c. "America" tagline to be infilled black. Face of sign to be #6 satin finish horizontal grain. Beveled edge to be mirror polished. Provide [Illegible]302 or 304 established by the American Iron and Steel [Illegible]: (AISI), in addition, comply with ASTM A
167. All graphics infilled with chip-resistant gloss screening enamel.

Type Style: Artwork for CarrAmerica logo will be provided in a [Illegible] format (Mac and PC formats are available).

Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.

                                [CHART OMITTED]

                                      10c

[Illegible]terior Sign Standards

Sign Type: P.4

Product: 7 1/2" by 7 1/2" by 1/8" thick bronze plaque with etched graphics and 45degree beveled edge.

Finish: "Carr" to be infilled blue to match PMS 293c. "America" tagline to be infilled black. Face of sign to be #6 satin finish horizontal grain. Beveled edge to be mirror polished. Bronze [Illegible]to be Muntz Metal, alloy 280. Clear-coat for interior location. All graphics to be infilled with chip-resistant gloss [Illegible]ning enamel.

Type Style: Artwork for CarrAmerica logo will be provided in a [Illegible]l format (Mac and PC formats are available).

Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.

                                [CHART OMITTED]

                                      10d

[Illegible]terior Sign Standards

Sign Type: P.5

Product: 7 1/2" by 3 3/4" by 1/8" thick stainless steel plaque with etched graphics and 45" beveled edge.

Finish: "Carr" to be infilled blue to match PMS 293c. "America" tagline to be infilled black. Face of sign to be #6 satin finish horizontal grain. Beveled edge to be mirror polished. Provide [Illegible]02 or 304 established by the American Iron and Steel [Illegible][AISI], in addition, comply with ASTM A 167. All graphics infilled with chip-resistant glass screening enamel.

Type Style: Artwork for CarrAmerica logo will be provided in a [Illegible] format (Mac and PC formats are available).

Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.

                                [CHART OMITTED]

                                      10e

[Illegible]terior Sign Standards

Sign Type: P.6

Product: 7 1/2" by 3 3/4" by 1/8" thick bronze plaque with [Illegible] etched graphics and 45degree beveled edge.

Finish: "Carr" to be infilled blue to match PMS 293c. "America" tagline to be infilled black. Face of sign to be #6 satin finish horizontal grain. Beveled edge to be mirror polished. Bronze to be Muntz Metal, alloy 280. Clear-coat for Interior [Illegible]ation. All graphics to be infilled with chip-resistant glass etching enamel.

Type Style: Artwork for CarrAmerica logo will be provided in a [Illegible] format (Mac and PC formats are available).

Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.

                                [CHART OMITTED]

                                      10f

[Illegible]terior Sign Standards

Sign Type: P.7

Product: 7 1/2" by 7 1/2" by_1/8" thick stainless steel plaque with [Illegible]o-etched graphics and 45degree beveled edge.

Finishh: "Carr" to be infilled blue to match PMS 293c. "America" tagline to be infilled black. Face of sign to be #6 satin finish [Illegible]horizontal grain. Beveled edge to be mirror polished. Provide [Illegible]s 302 or 304 established by the American Iron and Steel Institute [AIS], in addition, comply with ASTM A
167. All graphics [Illegible] infilled with chip-resistant glass screening enamel.

Type style: Artwork for CarrAmerica logo will be provided in a [Illegible]al format (Mac and PC formats are available).

Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.

                                [CHART OMITTED]

                                      10g

[Illegible]terior Sign Standards

Sign Type: P.8

Product: 7 1/2" by 7 1/2" by 1/8" thick bronze plaque with [Illegible]etched graphics and 45degree beveled edge.

Finish: "Carr" to be infilled blue to match PMS 293c. "America" tagline to be infilled black. Face of sign to be #6 satin finish [Illegible]horizontal grain. Beveled edge to be mirror polished. Bronze [Illegible]to be Muntz Metal, alloy
280. Clear-coat for Interior location. All graphics to be infilled with chip-resistant glass [Illegible]ing enamel.

Type Style: Artwork for CarrAmerica logo will be provided in a [Illegible] format (Mac and PC formats are available).

Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.

                                [CHART OMITTED]

                                      10h

[Illegible]terior Sign Standards

Directory Strips - CarrAmerica

Product:
[Illegible]ear-illuminated directory strips. Size and fabrication to match existing directory format (ie: negative strip, engraved plastic.)

Finish:
Background to be black with white copy or to match existing standard.

Letter Style:
Body copy and phone numbers to match existing. CarrAmerica logo to be reproduced from digital file provided by designer at time of fabrication.

Mounting:
n/a

                                [CHART OMITTED]

                                      11a

[Illegible] Sign Standards

Directory Strips - CarrAmerica/CRES

Product:
[Illegible]ear-illuminated directory strips. Size and fabrication to match existing directory format (ie: negative strip, engraved plastic.)

Finish:
Background to be black with white copy or to match existing standard.

Letter Style:
Body copy and phone numbers to match existing. CarrAmerica/CRES logo to be reproduced from digital file provided by designer at time of fabrication. Note:
CRES logline is not proportional to Corporate standards. Cres tagline to be increased to match line length of CarrAmerica.

Mounting:
n/a

                                [CHART OMITTED]

                                      11b

[Illegible]terior Signage Standards

Sign Type L: Room Identification

Product: 8" by 8" by 1/4" thick laminated acrylic plaque with [Illegible]d photopolymer on the lower panel and applied woodgrain [Illegible]ate face on the accent strip. Graphics to be silkscreened on the [Illegible]panel and painted raised lettering on the lower panel.

Finish: Upper panel to be painted cream to match Pratt & Lambert [Illegible]5. Band to be woodgrain laminate, Nevamar ARP Fine [Illegible]ore, Textured # W-8-351T. Lower panel to be painted warm to match Pratt & Lambert #2304. Reveals to be painted blue to [Illegible]PMS 293c. Copy on upper panel to be warm gray to match Pratt Lambert #2304. Copy on lower panel to be cream to match Pratt & Lambert #2275. Braille to be painted to match background color. All [Illegible]d surfaces to be have a semi-gloss finish.

Type Style: All copy to be Times Roman and Times Italic, size and format as illustrated. Fabricator is responsible for all Grade 2 Braille translations.

Mounting: Plaque attaches to wall on latch side of door. Plaque mounts 4" from jamb at 60" from floor to centerline of plaque.

                                [CHART OMITTED]

                                      12A

[Illegible]terior Signage Standards

Alternate layouts are illustrated below.

                                [CHART OMITTED]

                                      12B

[Illegible]terior Signage Standards

Sign Type M: Tenant Plaque

Product: 12" by 12" by 3/8" thick plaque composed of laminated [Illegible]lic, aluminum and woodgrain laminant panels. Upper panel to be aluminum with photo etched graphics with paint infill. Accent band to polished aluminum. Lower panel to be acrylic with applied woodgrain laminant face and applied dimensional numerals/braille. [Illegible]als to be painted.

Finish: Upper panel to be fine grain satin finish aluminum with a horizontal grain. Accent band to be polished aluminum. Base to be woodgrain laminate, Nevamar ARP Fine Sycamore, Textured # W-8-[Illegible]T. Reveals to be painted blue to match PMS 293c. All copy and [Illegible]le to be black. Painted reveals to be have a semi-glass finish.

Type Style: All copy to be Times Roman, size and format as illustrated. Fabricator is responsible for all Grade 2 Braille translations.

Mounting: Plaque attaches to wall on latch side of door. Plaque mounts 4" from jamb at 60" from floor to centerline of plaque. If plaques mounts to glass sidelight, provide 1/16" thick satin finish aluminum back-up plate on inside face of glass to conceal adhesives:

                                [CHART OMITTED]

[Illegible]terior Signage Standards

Sign Type N: Suite Identification, Option A

Product: 3/16" thick stainless steel letters, Braille strip to be 1/8" acrylic with photopolymer face. Braille strip to be painted warm gray to match Pratt & Lambert 2304.

Finish: Letters to be polished smooth on the face and all sides to have [Illegible]fine sandblast finish. Braille strip to have semi-gloss polyurethane enamel paint finish.

Type Style: Copy and numerals to be Times Roman. Size and format
[Illegible]indicated.

Mounting: Letters and plate adhere to wall surface with double stick tape and silicone adhesive. Refer to mounting heights and locations.

Note: Copy aligns Rush left for left opening doors and flush right for right opening doors.

                                [CHART OMITTED]

[[Illegible]

Sign Type O: Suite Directional

Product: 12" by 12" by 3/8" thick plaque composed of laminated acrylic, aluminum and woodgrain laminant panels. Changable strips to aluminum with photo etched graphics with paint infill. Accent band [Illegible] polished aluminum. Lower panel to be acrylic with applied [Illegible]grain laminant face. Reveals to be painted.

Finish: Upper panel strips to be fine grain satin finish aluminum with horizontal grain. Accent band to be polished aluminum. Base to be woodgrain laminate to match Nevamar ARP Fine Sycamore, Textured # [Illegible]351T. Reveals to be painted blue to match PMS 293c. All copy to [Illegible]ock. Painted reveals to be have a semi-glass finish.

Type Style: All copy to be Times Raman, size and format as illustrated.

Mounting: Plaque attaches to wall at 60" from floor to centerline of plaque.

                                [CHART OMITTED]

[Illegible]terior Signage Standards

February 14, 1997

CarrAmerica Identification at Reception Desk

Product: 8" initial cap height by 3/8" thick cut out black acrylic letters with polyurethane enamel paint finish.

Finish: Face and returns of "Carr" to be painted blue to match PMS 293c. Face [Illegible]d returns of "America" to be painted black. Painted surfaces to be primed and printed with a semi-glass finish.

Type Style: CarrAmerica logo to be provided as a digital file in either mac or pc format. Overall length indicated is approximate. Do not alter spacing or proportions of digital file.

Mounting: Install with 1/16" thick double-sided foam tape and silicone adhesive to wall behind reception desk at height indicated. Fabricator to provide [Illegible]unce template for installation.

Alternate: For dark colored walls, including dark paint finishes, dark wood veneers, dark stone or other dark colored wall materials where the preferred standard blue and black letters will not read, the following two alternates may be considered.

Alternate Product: 8" Initial cap height by 3/8" thick cut out aluminum or bronze letters. Select aluminum or bronze based on existing, predominant interior metalwork. Bronze alloy to be Muntz Metal, alloy 280.

Alternate Finish: Face of "Carr" to be #4 Satin finish, horizontal grain. Face of "America" to be #8 mirror polished. Returns of all letters to have a fine grain sandblast finish. All letters to be clear-coated for interior use.

Alternate Mounting: Pin mount, flush to wall and adhere with silicone adhesive at location indicated behind reception desk. Fabricator to provide pounce template for installation.

                                [CHART OMITTED]

Note: An 8" cop height is the suggested standard size. If you feel that your lobby area warrants consideration of special size, please contact Corporate Communications.

CARRAMERICA REALTY CORPORATION

2346 Bering Drive
San Jose, California 95131
Phone 408.544.9660
Fax 408.544.9669
www.carramerica.com

December 27, 1999

                                                                  CARRAMERICA

Ms. Grace Fujiwara
Numerical Technologies
70 Plumeria
San Jose, CA 95134

Re:  2000 NEW MONTHLY ESTIMATED OPERATING EXPENSES
     70 PLUMERIA, SAN JOSE

Dear Ms. Fujiwara:

Enclosed please find 2000 Operating Expense Prepayment Schedule and 2000 Estimated Operating Expenses Backup. The total amount due to CarrAmerica for 2000 Estimated Operating Expenses is $ 10,723.62.
                         -----------

The monthly amount and charges commenced as follows:

70 PLUMERIA       EFFECTIVE: JANUARY 1, 2000         MONTHLY AMOUNT: $ 10,723.62

Your account will be charged to reflect the total amount due according to the attached invoice. Please refer to it for a detailed breakdown.

Please remit your payment at your earliest convenience to the following:

                         CARRAMERICA REALTY CORPORATION
                                T/A VALLEY CENTRE
                                 P.O. BOX 198291
                           ATLANTA, GEORGIA 30384-8291

If you have any questions or concerns with the above mentioned and attached information, please do not hesitate to contact me directly.

Sincerely,
CARRAMERICA REALTY CORPORATION

/s/ Signature Illegible

Lisa Huntress
Assistant Property Manager

cc:  Iris Jimenez, Property Manager
     Lease File

                                                                   CARRAMERICA.

NUMERICAL TECHNOLOGIES, INC.

SUITE 70

70 PLUMERIA/2720 ORCHARD PARKWAY

SAN JOSE, CA 95134                                            December 27, 1999

                       2000 OPERATING EXPENSE PREPAYMENT
                          ADJUSTMENT TO MONTHLY RENT

Estimated 2000 Operating Expenses
Excluding Management Fee and Real Estate Tax:                $       130,786.68
Proportionate Share:                                           X        49.2500%

Estimated Share Of 2000 Operating Expenses:                           64,412.44
Months in Estimated Billing Cycle:                             /             12

Estimated Monthly Operating Expense:                         $         5,367.70

Estimated 2000 Management Fee                                $        28,699.52
Proportionate Share:                                           X        49.2500%

Estimated Share of Management Fee                                     14,134.51
Months in Billing Cycle                                        /             12

Estimated Monthly Management Fee:                            $         1,177.88

Estimated 2000 Real Estate Tax:                                      101,800.00
Proportionate Share:                                           X        49.2500%

Estimated Share Of 2000 Real Estate Tax:                              50,136.50
Months in Estimated Billing Cycle:                             /          12.00

Estimated Monthly Real Estate Taxes:                                   4,178.04

NEW MONTHLY OPERATING EXPENSE PREPAYMENT
EFFECTIVE: JANUARY 1, 2000                                   $        10,723.62
           ---------------

     Please update your records to reflect this new Monthly Operating Expense Prepayment. This amount
                             Will not change again until you are notified by us.

                                                                    CARRAMERICA.

                       70 Plumeria/2720 Orchard Parkway
 SCHEDULE OF 2000 ESTIMATED OPERATING EXPENSES - January 1 through December 31
                     Weighted Average Occupancy = 100.00%

                                                                                               As If
                                                      CarrAmerica           Total              100%
MANAGEMENT
     Management Commissions                               33,358.00           33,358.00             33,358.00
     Leasing Commissions                                       0.00                0.00                  0.00
     Telephone                                               468.00              468.00                468.00
     Office                                               15,389.00           15,389.00             15,389.00
     TOTAL MANAGEMENT:                                    49,215.00           49,215.00             49,215.00

PAYROLL
     Payroll                                               2,826.00            2,826.00              2,826.00
     Payroll Security                                          0.00                0.00                  0.00
     Payroll Taxes                                           258.00              258.00                258.00
     Benefits                                                349.00              349.00                349.00
     TOTAL PAYROLL:                                        3,433.00            3,433.00              3,433.00

UTILITIES
     Electricity, Net                                      3,276.00            3,276.00              3,276.00
     Water & Sewer, Net                                        0.00                0.00                  0.00
     Lighting, Heating and Cooling System Retrofits        7,956.00            7,956.00              7,956.00
     Fuel                                                      0.00                0.00                  0.00
     TOTAL UTILITIES:                                     11,232.00           11,232.00             11,232.00

OPERATING SERVICES
     Porter Supplies                                           0.00                0.00                  0.00
     Janitorial Contract, Net                                  0.00                0.00                  0.00
     Security                                                  0.00                0.00                  0.00
     Access Control                                            0.00                0.00                  0.00
     Window Cleaning                                         936.00              936.00                936.00
     Trash Removal                                           390.00              390.00                390.00
     Food Court Expenses                                       0.00                0.00                  0.00
     Plaza Expenses                                        7,208.00            7,208.00              7,208.00
     Exterminating                                         1,591.00            1,591.00              1,591.00
     Uniforms                                                  0.00                0.00                  0.00
     Landscaping                                          36,923.00           36,923.00             36,923.00
     Other Services                                            0.00                0.00                  0.00
     TOTAL OPERATING SERVICES:                            47,048.00           47,048.00             47,048.00

REPAIRS AND MAINTENANCE
     Building and Grounds, Net                            13,577.00           13,577.00             13,577.00
     Garage/Parking                                          468.00              468.00                468.00
     Heating and Cooling                                     234.00              234.00                234.00
     Electrical                                            1,365.00            1,365.00              1,365.00
     Painting & Wallcovering                               1,560.00            1,560.00              1,560.00
     Plumbing                                                507.00              507.00                507.00
     Elevators                                                 0.00                0.00                  0.00
     Floor Coverings                                           0.00                0.00                  0.00
     TOTAL REPAIRS AND MAINTENANCE:                       17,711.00           17,711.00             17,711.00

TAXES, INSURANCE, AND PROFESSIONAL FEES
     Consultants - Passthrough                                 0.00                0.00                  0.00
     Real Estate Tax                                     101,800.00          101,800.00            101,800.00
     Tax Appeal Expenses                                       0.00                0.00                  0.00
     Vault Rental                                              0.00                0.00                  0.00
     Owners Association                                      234.00              234.00                234.00
     Professional & Cons Fees                                  0.00                0.00                  0.00
     Legal - Operating                                       468.00              468.00                468.00
     Insurance                                             5,195.00            5,195.00              5,195.00
     Other Passthrough                                         0.00                0.00                  0.00
     TOTAL TAXES, INSURANCE, AND PROFESSIONAL FEES:      107,697.00          107,697.00            107,697.00

TOTAL OPERATING EXPENSES:                              $ 236,336.00        $ 236,336.00          $ 236,336.00

                                                                    CARRAMERICA.

                      70 Plumeria / 2720 Orchard Parkway
 SCHEDULE OF 2000 ESTIMATED OPERATING EXPENSES - JANUARY 1 THROUGH DECEMBER 31
                     WEIGHTED AVERAGE OCCUPANCY = 100.00%

                                                    CARRAMERICA        Total

Other Costs
     Amortized Capital Expenditures                                   29,608.68
     Salaries above the level of Building Manager                          0.00